UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2018

CONVERGYS CORPORATION
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-14379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 3, 2018, Convergys Corporation, an Ohio corporation (the “Company”), entered into Amendment No. 11 (the “Amendment”) to the Company’s existing Receivables Purchase Agreement (the “Agreement”) with Convergys Funding Inc., a Kentucky corporation and a wholly-owned bankruptcy remote subsidiary of the Company, Wells Fargo Bank, N.A., individually as a Purchaser and as Administrative Agent (“Wells Fargo”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., individually as a Purchaser and as Gotham Group Agent (“BTMU”), and Gotham Funding Corporation, as a Purchaser (together with BTMU, the “Gotham Group”), to extend the termination date for Gotham Group’s commitment under the Company’s accounts receivable securitization facility to January 2, 2019. The termination date for Wells Fargo’s commitment remains January 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By: /s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel and
Chief Administrative Officer

Dated:     January 3, 2018